LifeVantage Announces Financial Results for the
First Quarter of Fiscal 2025

Salt Lake City, UT, October 29, 2024, LifeVantage Corporation (Nasdaq: LFVN), a leading health and wellness company with products designed to activate optimal health processes at the cellular level, today reported financial results for its first fiscal quarter ended September 30, 2024.
First Quarter Fiscal 2025 Summary*:
•Revenue of $47.2 million, a decrease of 8.1% from the prior year period. Excluding the negative impact of foreign currency fluctuations, first quarter revenue was down approximately 7.7%;
•Revenue in the Americas decreased 4.2%, and revenue in Asia/Pacific & Europe decreased 19.7%. Excluding the negative impact of foreign currency fluctuations, first quarter revenue in Asia/Pacific & Europe decreased approximately 18.7%;
•Net income per diluted share was $0.14, versus $0.05 per diluted share a year ago;
•Adjusted earnings per diluted share was $0.15, compared to $0.13 a year ago; and
•Adjusted EBITDA was $4.4 million compared to $4.0 million a year ago.
* All comparisons are on a year over year basis and compare the first quarter of fiscal 2025 to the first quarter of fiscal 2024, unless otherwise noted.
“It’s an incredible time to be at LifeVantage as we just launched the MindBody GLP-1 System™, an amazing innovation targeting consumers searching for an effective, sustainable weight management solution. This product, launched on October 11th, significantly expands our total addressable market and the initial response from our independent Consultants and customers has been overwhelming,” said Steve Fife, President and CEO of LifeVantage. “In the first quarter, we again delivered solid profitability metrics despite lower revenues, including an increase of 11% in Adjusted EBITDA and a 160 basis point improvement in Adjusted EBITDA margin. We continue to focus on optimizing our cost structure while also being strategic with our investments in growth and innovation. Combined with our strong balance sheet, we remain well positioned to deliver future growth and significant long-term value for stockholders.”
First Quarter Fiscal 2025 Results
For the first quarter ended September 30, 2024, the Company reported revenue of $47.2 million, a 8.1% decrease over the first quarter of fiscal 2024. Excluding the negative impact of foreign currency fluctuations, first quarter revenue was down 7.7%. Revenue in the Americas region for the first quarter of fiscal 2025 decreased 4.2%, including a 4.4% decrease in the United States. Revenue in the Asia/Pacific & Europe region decreased 19.7% and was negatively impacted by foreign currency fluctuations. On a constant currency basis, revenue in Asia/Pacific & Europe decreased approximately 18.7% for the three months ended September 30, 2024.
Gross profit for the first quarter of fiscal 2025 was $37.7 million, or 79.9% of revenue, compared to $41.2 million, or 80.2% of revenue, for the same period in fiscal 2024.

Commissions and incentives expense for the first quarter of fiscal 2025 was $20.3 million, or 43.0% of revenue, compared to $22.5 million, or 43.8% of revenue, for the same period in fiscal 2024. The decrease in commissions and incentives expenses as a percentage of revenue was primarily due to changes in sales mix and the timing and magnitude of our various promotional and incentive programs.
Selling, general and administrative (SG&A) expense for the first quarter of fiscal 2025 was $14.8 million, or 31.4% of revenue, compared to $18.0 million, or 35.0% of revenue, for the same period in fiscal 2024. Adjusted for nonrecurring expenses, which are detailed in the GAAP to non-GAAP reconciliation tables included at the end of this press release, adjusted non-GAAP SG&A expenses for the first quarter of fiscal 2025 were $14.7 million, or 31.1% of revenue, compared to adjusted non-GAAP SG&A expenses for the first quarter of fiscal 2024 of $16.6 million, or 32.4% of revenue.

Operating income for the first quarter of fiscal 2025 was $2.6 million compared to operating income of $0.7 million for the first quarter of fiscal 2024. Accounting for non-GAAP adjustments noted previously, adjusted non-GAAP operating income for the first quarter of fiscal 2025 was $2.7 million compared to adjusted non-GAAP operating income of $2.1 million for the first quarter of fiscal 2024.
Net income for the first quarter of fiscal 2025 was $1.8 million, or $0.14 per diluted share, compared to net income of $0.6 million, or $0.05 per diluted share for the first quarter of fiscal 2024. Accounting for the non-GAAP adjustments noted previously, net of tax, adjusted non-GAAP net income for the first quarter of fiscal 2025 was $1.9 million, or $0.15 per diluted share, compared to adjusted non-GAAP income of $1.7 million, or $0.13 per diluted share for the first quarter of fiscal 2024.
Adjusted EBITDA was $4.4 million for the first quarter of fiscal 2025, versus $4.0 million for the comparable period in fiscal 2024.
Balance Sheet & Liquidity
The Company used $0.6 million of cash from operations during the first three months of fiscal 2025 compared to cash provided from operations of $4.8 million in the same period in fiscal 2024. Cash and cash equivalents at September 30, 2024 were $14.6 million, compared to $16.9 million at June 30, 2024, and there was no debt outstanding.
Share Repurchase
During the first quarter, the Company repurchased 0.1 million shares of its common stock for an aggregate purchase price of $1.1 million. There was approximately $19.3 million remaining under the current repurchase program authorization as of September 30, 2024.
Dividend Announcement
Today the Company announced the declaration of a cash dividend of $0.04 per common share. The dividend will be paid on December 16, 2024 to all stockholders of record at the close of business on December 2, 2024.
Fiscal Year 2024 Guidance
The Company continues to expect revenue in the range of $200 million to $210 million in fiscal year 2025, adjusted EBITDA of $18 million to $21 million, and adjusted earnings per share in the range of $0.70 to $0.80. The Company expects a full year tax rate of approximately 25% to 27%. This guidance reflects the current trends in the business. The Company's guidance for adjusted non-GAAP EBITDA and adjusted non-GAAP earnings per diluted share excludes any non-operating or non-recurring expenses that may materialize during fiscal 2025. The Company is not providing guidance for GAAP earnings per diluted share for fiscal 2025 due to the potential occurrence of one or more non-operating, one-time expenses, which the Company does not believe it can reliably predict.

Conference Call Information
The Company will hold an investor conference call today at 2:30 p.m. MST (4:30 p.m. EST). Investors interested in participating in the live call can dial (877) 704-4453 from the U.S. or international callers can dial (201) 389-0920. A telephone replay will be available approximately two hours after the call concludes and will be available through Wednesday, November 12, 2024, by dialing (844) 512-2921 from the U.S. and entering confirmation code 13749350, or (412) 317-6671 from international locations, and entering confirmation code 13749350.
There will also be a simultaneous, live webcast available on the Investor Relations section of the Company's web site at https://lifevantage.gcs-web.com/events-and-presentations or directly at https://viavid.webcasts.com/starthere.jsp?ei=1691932&tp_key=975c2e4123. The webcast will be archived for approximately 30 days.
About LifeVantage Corporation
LifeVantage Corporation® (Nasdaq: LFVN), the Activation company, is a pioneer in nutrigenomics—the study of how nutrition and naturally occurring compounds can unlock your genes and the health coded within. Our products work with your unique biology and help your body make what it needs to optimize cellular function—just as nature intended. LifeVantage owns the identification, research, development, formulation, and sale of advanced nutrigenomic activators. The line of scientifically validated dietary supplements includes the flagship Protandim® family of products, TrueScience® Liquid Collagen, the newest MindBody GLP-1 System™, Activation-supporting nutrients such as Omega, D3+, and the Rise AM & Reset PM System™, as well as AXIO® nootropic energy drink mixes, the full TrueScience® line of skin and hair care products, and Petandim®, a pet supplement formulated to combat oxidative stress in dogs. Our independent Consultants sell our products to Customers and share the business opportunity with entrepreneurs seeking to begin their own sales business. LifeVantage was founded in 2003 and is headquartered in Lehi, Utah. For more information, visit www.lifevantage.com.
Cautionary Note Regarding Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe," "will," "hopes," "intends," "estimates," "expects," "projects," "plans," "anticipates," "look forward to," "goal," “may be,” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The declaration and/or payment of a dividend during any quarter provides no assurance as to future dividends, and the timing and amount of future dividends, if any, could vary significantly in comparison both to past dividends and to current expectations. Examples of forward-looking statements include, but are not limited to, statements we make regarding executing against and the benefits of our key initiatives, future growth, including geographic and product expansion, the impact of COVID-19 on our business, expected financial performance, and expected dividend payments in future quarters. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, further deterioration to the global economic and operating environments as a result of future COVID-19 developments, as well as those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission (the “SEC”). The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.
About Non-GAAP Financial Measures
We define Non-GAAP EBITDA as earnings before interest expense, income taxes, depreciation and amortization and Non-GAAP Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, stock compensation expense, other income, net, and certain other adjustments. Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We define Non-GAAP Net Income as GAAP net income less certain tax adjusted non-recurring one-time expenses incurred during the period and Non-GAAP Earnings per Share as Non-GAAP Net Income divided by weighted-average shares outstanding.
We are presenting Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share because management believes that they provide additional ways to view our operations when considered with both our GAAP results and the reconciliation to net income, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share are presented solely as supplemental disclosure because: (i) we believe these measures are a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share has limitations and you should not consider these measures in isolation from or as an alternative to the relevant GAAP measure of net income prepared in accordance with GAAP, or as a measure of profitability or liquidity.
The tables set forth below present reconciliations of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share, which are non-GAAP financial measures to Net Income and Earnings per Share, our most directly comparable financial measures presented in accordance with GAAP.
Investor Relations Contacts:
Reed Anderson, ICR
(646) 277-1260
reed.anderson@icrinc.com

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except per share data)	September 30, 2024	June 30, 2024
ASSETS
Current assets
Cash and cash equivalents	$14,596	$16,886
Accounts receivable	2,968	2,949
Income tax receivable	886	313
Inventory, net	16,914	15,055
Prepaid expenses and other	3,451	2,443
Total current assets	38,815	37,646

Property and equipment, net	7,477	7,813
Right-of-use assets	9,409	9,569
Intangible assets, net	290	323
Deferred income tax asset	4,784	4,268
Other long-term assets	685	680
TOTAL ASSETS	$61,460	$60,299

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$5,270	$5,853
Commissions payable	6,530	6,569
Income tax payable	47	202
Lease liabilities	1,897	1,811
Other accrued expenses	8,328	7,874
Total current liabilities	22,072	22,309

Long-term lease liabilities	11,466	11,801
Other long-term liabilities	225	198
Total liabilities	33,763	34,308
Commitments and contingencies
Stockholders' equity
Preferred stock — par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock — par value $0.0001 per share, 40,000 shares authorized and 12,484 and 12,510 issued and outstanding as of March 31, 2024 and June 30, 2024, respectively	1	1
Additional paid-in capital	137,347	136,644
Accumulated deficit	(108,526)	(108,738)
Accumulated other comprehensive loss	(1,125)	(1,916)
Total stockholders’ equity	27,697	25,991
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$61,460	$60,299

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,
(In thousands, except per share data)	2024	2023
Revenue, net	$47,214	$51,364
Cost of sales	9,491	10,180
Gross profit	37,723	41,184

Operating expenses:
Commissions and incentives	20,305	22,473
Selling, general and administrative	14,848	17,962
Total operating expenses	35,153	40,435
Operating income	2,570	749

Other income (expense):
Interest income, net	59	168
Other expense, net	(51)	(88)
Total other income	8	80
Income before income taxes	2,578	829
Income tax expense	(752)	(200)
Net income	$1,826	$629
Net income per share:
Basic	$0.15	$0.05
Diluted	$0.14	$0.05
Weighted-average shares outstanding:
Basic	12,162	12,537
Diluted	12,824	13,109

LIFEVANTAGE CORPORATION AND SUBSIDIARIES

Revenue by Region
(Unaudited)

	Three Months Ended September 30,
(In thousands)	2024		2023
Americas	$36,892	78%	$38,514	75%
Asia/Pacific & Europe	10,322	22%	12,850	25%
Total	$47,214	100%	$51,364	100%

Active Accounts
(Unaudited)

	As of September 30,
	2024		2023		Change from Prior Year	Percent Change
Active Independent Consultants (1)
Americas	31,000	66%	32,000	62%	(1,000)	(3.1)%
Asia/Pacific & Europe	16,000	34%	20,000	38%	(4,000)	(20)%
Total Active Independent Consultants	47,000	100%	52,000	100%	(5,000)	(9.6)%

Active Customers (2)
Americas	61,000	80%	66,000	78%	(5,000)	(7.6)%
Asia/Pacific & Europe	15,000	20%	19,000	22%	(4,000)	(21.1)%
Total Active Customers	76,000	100%	85,000	100%	(9,000)	(10.6)%

Active Accounts (3)
Americas	92,000	75%	98,000	72%	(6,000)	(6.1)%
Asia/Pacific & Europe	31,000	25%	39,000	28%	(8,000)	(20.5)%
Total Active Accounts	123,000	100%	137,000	100%	(14,000)	(10.2)%

(1) Active Independent Consultants have purchased product in the prior three months for retail or personal consumption.
(2) Active Customers have purchased product in the prior three months for personal consumption only.
(3) Total Active Accounts is the sum of Active Independent Consultant accounts and Active Customer accounts.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,
(In thousands)	2024	2023
GAAP Net income	$1,826	$629
Interest income, net	(59)	(168)
Provision for income taxes	752	200
Depreciation and amortization	797	918
Non-GAAP EBITDA:	3,316	1,579
Adjustments:
Stock compensation expense	917	978
Other expense, net	51	88
Other adjustments(1)	144	1,345
Total adjustments	1,112	2,411
Non-GAAP Adjusted EBITDA	$4,428	$3,990

(1) Other adjustments breakout:
Nonrecurring proxy contest related expenses	$—	$1,245
Key management severance expenses	38	100
Executive team recruiting and transition expenses	106	—
Total adjustments	$144	$1,345

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Net Income and Non-GAAP Adjusted EPS
(Unaudited)

	Three Months Ended September 30,
(In thousands)	2024	2023
GAAP Net income	$1,826	$629
Adjustments:
Nonrecurring proxy contest related expenses	—	1,245
Key management severance expenses	38	100
Executive team recruiting and transition expenses	106	—
Tax impact of adjustments(1)	(37)	(303)
Total adjustments, net of tax	107	1,042
Non-GAAP Net income:	$1,933	$1,671

	Three Months Ended September 30,
	2024	2023
Diluted earnings per share, as reported	$0.14	$0.05
Total adjustments, net of tax	0.01	0.08
Non-GAAP adjusted diluted earnings per share(2)	$0.15	$0.13

(1) Tax impact is based on the estimated annual tax rate for the years ended June 30, 2024 and 2023, respectively.
(2) May not add due to rounding.